Exhibit 99.1

FOR IMMEDIATE RELEASE

CardiAMP Cell Therapy Heart Failure Trial to be Featured in Two Presentations at Heart Failure Society of America Annual Meeting 2021

SAN CARLOS, Calif. September 10, 2021 – BioCardia®, Inc. [Nasdaq: BCDA], a company focused on developing cellular and cell derived therapeutics for the treatment of  cardiovascular and pulmonary diseases,  today announces data from its CardiAMP® Cell Therapy Heart Failure pivotal trial (ClinicalTrials.gov Identifier: NCT02438306), which are being presented at the Heart Failure Society of America Annual Meeting 2021 on Saturday, September 11.  This year’s meeting provides a hybrid format; in-person at the Gaylord Rockies in Denver, Colorado or global live on-line access.

Dr. Natasha Altman, principal investigator at the University of Colorado at Denver, will make a trial design presentation titled, “CardiAMP Cell Therapy Heart Failure Trial Randomized Controlled Pivotal Trial of Autologous Bone Marrow Mononuclear Cells.”  She will provide an overview of the trial, along with her site’s experience to date.

Dr. Leslie Miller, principal investigator at the Congestive Heart Failure Heart Function Clinic in Clearwater, Florida, will make a presentation titled, “Women with Heart Failure in the CardiAMP Cell Therapy Trial.”  As seen historically in heart failure studies, female participants are underrepresented in this study.   The preliminary clinical data demonstrate women may be more likely than men to meet the cell potency assay study eligibility criterion due to the nature of their cells.   Although concentration of CD34+ cells at baseline screening in patients’ bone marrow did not differ significantly between males and females, females tended to meet the cell potency assay criterion at a higher rate than males (83% vs 67%); age did not appear to confound results.

“It is great news that women meet the criteria for the CardiAMP cell potency assay at a higher rate than do men, which may result in more physicians recommending the investigational therapy to their female patients who, unfortunately, have consistently been underrepresented in rigorous heart failure trials -- including the CardiAMP Cell Therapy trial.” said Dr. Sujith Shetty, BioCardia’s Chief Medical Officer. “Through our data presentation we have already shared more about autologous cell therapy patient to patient variation than has appeared in the literature from any other trial, and this trial has already enrolled more US patients than all but three previous US trials.”

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, California, is a developer of two biotherapeutic platforms – the CardiAMP autologous bone marrow derived mononuclear cell therapy for cardiovascular indications, and the NK1R+ allogenic bone marrow derived mesenchymal stem cell therapies for cardiovascular and pulmonary diseases.  These platforms underly four product candidates, each with the potential to meaningfully benefit millions of patients. Three of these investigational therapies are enabled by the Company’s proprietary biotherapeutic delivery platforms, which the Company also selectively licenses to other biotherapeutic development firms.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the dosages delivered in the CardiAMP cell therapy heart failure trial, biologic signatures contained in patients’ bone marrow and the potential of the CardiAMP cell therapy as a treatment for ischemic heart failure. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120

Media Contact:
Anne Laluc, Marketing
Email: alaluc@biocardia.com
Phone: 650-226-0120